Annual Meeting of Shareholders Thursday, April 20, 2017 Exhibit 99.2

2016

Kevin J. Helmick President & Chief Executive Officer

Farmers Footprint Financial Highlights at December 31, 2016 Banking Locations: 38 Assets: $2.0 billion Loans: $1.4 billion Deposits: $1.5 billion Loan/Deposit Ratio: 93.6% Tangible Common Equity: 8.8% Market Capitalization: $384 million1 Mergers/Acquisitions National Bancshares: Closed June 19, 2015 Tri-State 1st Banc: Closed October 1, 2015 The Bowers Group Closed June 1, 2016 Monitor Bancorp: Expected Close 3Q 2017 Experienced Senior Management Team Over 293 years of combined experience 152 with Farmers Based on FMNB’s stock price of $14.20 on December 31, 2016 Source: SNL Financial

Proven Acquirer Monitor Bancorp

Increasing Shareholder Value Performance Highlights Stock price up 65% in 2016 66% increase in annual dividend rate over the past two years Best annual performance ever Increase in price/tangible book value* from 149% to 229% comparing December 31, 2015 to December 31, 2016 *Non-GAAP – See Appendix A

Increase Shareholder Value Performance Highlights 212% market capitalization growth since 2013, including 66% in 2016 Added to the U.S. Russell 2000® Index at the conclusion of the Russell U.S. Indexes’ annual reconstitution on June 27, 2016 Currently a member of 57 indices according to Bloomberg Financial

Record Earnings Record Earnings Record year in net income 155% increase in net income over 2015 Earnings Per Share 2016: $0.76 2015: $0.36 2014: $0.48 2013: $0.41

Wealth Management

Mortgage Loan Growth Significant component of non-interest income Continued expansion in 2016 Opened a loan production office in Beaver County, PA Beaver County office led by a long-time mortgage industry leader Added experienced lenders in Stark and Jefferson Counties New mobile app Allows home buyers to submit information electronically

2017 Critical Few Build Loan Process Efficiencies Capital Management Strategic Pricing Enhance Fee Income Treasury & Core Deposits Branch Portfolio Plan ERM: Cyber Security & Transaction Security Culture Sustainability

Carl D. Culp Executive Vice President Chief Financial Officer

Financial Overview Strong capital position 8.75% tangible common equity ratio 12/31/16 12/31/15 Increase in Dollars Increase in Percentage Assets $2.0 billion $1.9 billion $96.0 million 5.2% Total loans $1.4 billion $1.3 billion $130.8 million 10.1% Total deposits $1.5 billion $1.4 billion $115.7 million 8.2%

Improved Profitability

Improved Profitability

Improved Profitability

Historical Operating Results Improving net interest margin Low cost core deposit funding Shift in asset mix from securities to loans

Continued Strong Results – 2016 Overview 2016 2015 % Increase (Decrease) Net income per share $0.76 $0.36 111% Noninterest income $23,244 $18,306 19.62% Efficiency ratio 61.59% 75.26% (18.2%) Nonperforming assets to total assets 0.44% 0.61% (27.9%)

Noninterest Income Continued Focus on Growing Noninterest Income Noninterest Revenue: 24.75% of Total Revenue, excluding gains *For the three months ended December 31, 2016, excluding gains 75.4% 3.5% 6.0% 3.4% 9.9% 1.8% Total Revenue 2016*: $24.5 million Total interest income Insurance & Invest Inc. Trust Income Mortgage banking income Other non - int income Retirement Planning income

Loan Growth YOY Growth: 18.0% Organic Growth: 12.0% 10.2% Growth for 2016 $1,296,865

Diverse loan mix No national lending No sub-prime lending Farmers’ practice is to lend primarily within its market area Less than 2% of loan portfolio is participations purchased Less than 5% of loan portfolio is construction loans Loan Portfolio Mix – December 31, 2016 Overview of Loan Portfolio Note: Dollars in thousands

Excellent Asset Quality Note: Dollars in millions; Asset quality ratios exclude troubled debt restructuring 12/31/2016 Nonaccrual loans $6.5 Accruing loans past due 90 days or more 1.7 OREO 0.5 Total nonperforming assets (NPAs) $8.7 Troubled Debt Restructuring (TDR) $7.6 Loans 30-89 days delinquent 12.7 Gross portfolio loans 1,427.6 Allowance for loan losses (ALL) 10.9 Total Assets $1,966.1 NPAs/Total Assets 0.44% 30-89 days delinquent/Gross loans (excl. HFS) 0.89% ALL/NPLs & 90 days past due 132.93% ALL/Gross loans (excl. HFS) 0.76% Texas Ratio 4.47% Nonaccrual Loans by Type

Continued Strong Results – Overview of 1Q 2017 Earnings per diluted share increased to $0.21 for the quarter ended March 31, 2017 compared to $0.18 for same quarter in 2016 Exceeded $2 billion in total assets at March 31, 2017 137 consecutive quarters of profitability Annualized return on average assets was 1.17% and annualized return on average equity 10.87% for the quarter ended March 31, 2017 Noninterest income increased 19% compared to same quarter in 2016 Non-performing assets to total assets remain at low levels, 0.34% at March 31, 2017

Appendix A Reconciliation of Common Stockholders' Equity to Tangible Common Equity March 31, Dec. 31, Sept. 30, June 30, March 31, 2017 2016 2016 2016 2016 Stockholders' Equity $ 218,062 $ 213,216 $ 215,437 $ 212,491 $ 203,982 Less Goodwill and Other Intangibles 44,789 45,154 45,299 45,718 42,574 Tangible Common Equity $ 173,273 $ 168,062 $ 170,138 $ 166,773 $ 161,408 Average Stockholders' Equity 215,819 219,028 214,484 207,776 204,986 Less Average Goodwill and Other Intangibles 45,028 45,173 45,575 43,475 42,796 Average Tangible Common Equity $ 170,791 $ 173,855 $ 168,909 $ 164,301 $ 162,190 Reconciliation of Total Assets to Tangible Assets March 31, Dec. 31, Sept. 30, June 30, March 31, 2017 2016 2016 2016 2016 Total Assets $ 2,026,487 $ 1,966,113 $ 1,961,008 $ 1,925,119 $ 1,860,307 Less Goodwill and Other Intangibles 44,789 45,154 45,299 45,718 42,574 Tangible Assets $ 1,981,698 $ 1,920,959 $ 1,915,709 $ 1,879,401 $ 1,817,733 Average Assets 2,001,084 1,977,589 1,949,204 1,897,068 1,881,458 Less average Goodwill and Other Intangibles 45,028 45,173 45,575 43,475 42,796 Average Tangible Assets $ 1,956,056 $ 1,932,416 $ 1,903,629 $ 1,853,593 $ 1,838,662

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